DECLARATION OF TRUST

I, John Giovanni Di Cicco, hereby declare that the mineral claims described below and are registered in my name with the Ministry of Northern Development and Mines for the Province of Ontario are held by me in trust and for the benefit of Red Lake Exploration, Inc.

Mineral Claims:

Claim Number	Mining Division	Township	Recorded Holder	Due Date
3016881	Red Lake	Agnew	John Giovanni Dicicco	2006-AUG-27
3016882	Red Lake	Agnew	John Giovanni Dicicco	2006-AUG-27
3016883	Red Lake	Agnew	John Giovanni Dicicco	2006-AUG-27

Dated the 15th of November, 2005

/s/ John Di Cicco
John Giovanni Di Cicco